Exhibit 10.4
Allis-Chalmers Energy Inc.
and
the Guarantors listed on Schedule B hereto
$95,000,000
9.0% Senior Notes due 2014
PURCHASE AGREEMENT
dated August 8, 2006
RBC Capital Markets Corporation

PURCHASE AGREEMENT
August 8, 2006
RBC Capital Markets Corporation
1211 Avenue of the Americas, 32nd Floor
New York, NY 10036
Ladies and Gentlemen:
     Introductory. Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to RBC Capital Markets Corporation (the “Initial Purchaser”) $95,000,000 aggregate principal amount of its 9.0% Senior Notes due 2014 (the “Notes”). The Securities (as defined below) will be issued pursuant to an indenture (the “Indenture”) dated January 18, 2006 among the Company, the Guarantors (as defined below) and Wells Fargo Bank, N.A., as trustee (the “Trustee”).
     Securities issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC” or the “Depositary”) pursuant to a DTC Blanket Letter of Representations, to be dated as of or prior to the Closing Date (as defined in Section 2) (the “DTC Agreement”), from the Company to the Depositary.
     The Company’s obligations under the Notes, the Exchange Notes (as defined below) and the Indenture will be, jointly and severally, unconditionally guaranteed, on a senior unsecured basis, by (i) each of the Company’s domestic subsidiaries as of the date hereof, which are listed on Schedule B hereto, and (ii) any subsidiary of the Company formed or acquired on or after the Closing Date that executes the Indenture or a supplemental indenture setting forth an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees included in the Indenture (the “Guarantees”). The Notes and the Guarantees thereof are herein collectively referred to as the “Securities”; and the Exchange Notes (as defined below) and the Guarantees thereof are herein collectively referred to as the “Exchange Securities.”
     The holders of the Securities will be entitled to the benefits of a registration rights agreement to be dated as of the Closing Date (the “Registration Rights Agreement”) among the Company, the Guarantors and the Initial Purchaser, pursuant to which the Company and each of the Guarantors will agree to file with the Securities and Exchange Commission (the “SEC”), under the circumstances set forth therein, (i) a registration statement under the Securities Act of 1933, as amended, relating to an offer (the “Exchange Offer”) to exchange another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes. The Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder, is referred to herein as the “Securities Act.”
     As more fully described in the Preliminary Offering Memorandum and in the Offering Memorandum (as each term is defined below), the Company has agreed to purchase all of the outstanding capital stock of DLS Drilling, Logistics & Services Corporation (“DLS”), pursuant to a stock purchase agreement dated April 27, 2006. The acquisition by the Company of all of the outstanding capital stock in DLS, as described in the Preliminary Offering Memorandum and in the Offering Memorandum, is referred to herein as the “Acquisition.” With respect to the representations, warranties and agreements made by the Company in this Agreement concerning its subsidiaries, such representations, warranties and agreements shall be deemed to include DLS. In connection with the Acquisition, the Company will (i) offer and sell the Securities contemplated by this Agreement; (ii) offer and sell the Common Stock pursuant to an underwriting agreement dated August 8, 2006 between the Company and the underwriters named therein; and (iii) enter into an amendment of its $25.0 million senior secured credit facility (the “Bank Credit Facility”). These transactions (but not including the offering of the Securities contemplated by this Agreement and the Preliminary Offering Memorandum or the Offering Memorandum) are collectively referred to herein as the “Transactions.”
     The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and in the Preliminary Offering Memorandum (as defined below) and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchaser without registration with the SEC under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such resale or transfer is registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) or Regulation S (“Regulation S”) thereunder).
     The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum, dated July 26, 2006 (the “Preliminary Offering Memorandum”) for use by the Initial Purchaser in connection with its solicitation of offers to purchase the Securities. Promptly after this Agreement is executed by the parties hereto (the “Time of Execution”) and in any event no later than the second Business Day following the Time of Execution, the Company will prepare and deliver to the Initial Purchaser a final Offering Memorandum (the “Offering Memorandum”) which will consist of the Preliminary Offering Memorandum with only such changes therein as are required to reflect pricing information of the Notes.
     The Company and the Guarantors hereby confirm their agreement with the Initial Purchaser as follows:
     SECTION 1. Representations and Warranties. The Company and the Guarantors, jointly and severally, hereby represent, warrant and covenant to the Initial Purchaser as follows:
     (a) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Preliminary Offering Memorandum and the Offering Memorandum to

register under the Securities Act the offer and sale of the Securities hereunder or the initial resale of Securities to Subsequent Purchasers or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder).
     (b) No Integration of Offerings or General Solicitation; Regulation S Matters. Neither the Company nor any Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offer and sale of the Securities hereunder or the initial resale to Subsequent Purchasers to be registered under the Securities Act. None of the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or their behalf (other than the Initial Purchaser, as to whom neither the Company nor any Guarantor makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S, (ii) each of the Company, the Guarantors and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchaser, as to whom neither the Company nor any Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S and, in connection therewith, the Preliminary Offering Memorandum and the Offering Memorandum will contain the disclosure required by Rule 902 of the Securities Act, and (iii) the sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     (c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated interdealer quotation system.
     (d) The Offering Memorandum. As of the Time of Execution, the Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Memorandum. Neither the Company nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchaser’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

     (e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (f) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor, and, when duly executed and delivered by the Company and each Guarantor, the Registration Rights Agreement will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.
     (g) The DTC Agreement. At the Closing Date, the DTC Agreement will have been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (h) Authorization of the Securities and the Exchange Securities. The Notes to be purchased by the Initial Purchaser from the Company will be in the form contemplated by the Indenture, and have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes set forth in the Indenture have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, and, when the Notes have been executed, authenticated and issued in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Exchange Notes set forth in the Indenture have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, and, when the Exchange Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, the Guarantees of the Exchange Notes will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.
     (i) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (j) Authorization of the Transactions. The Company and each Guarantor, as applicable, have or will have on or prior to the Closing Date all requisite power and authority to consummate the Transactions to which they are a party and to enter into all agreements related to the Transactions (collectively, the “Transaction Documents”) to which they are a party. Each of the Transaction Documents has been or will have been on or prior to the Closing Date, duly authorized by the Company and each Guarantor to the extent such persons are parties thereto, and, when executed and delivered by the Company and each Guarantor, (assuming due authorization, execution and delivery by the other parties thereto) constitute a legal, valid and binding agreement of the Company and each Guarantor party thereto, enforceable against the Company and each Guarantor, as applicable, in accordance with its terms, except as such enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles.
     (k) Description of the Securities and the Indenture. The Notes, the Exchange Notes, the Guarantees of the Notes and the Exchange Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Preliminary Offering Memorandum and the Offering Memorandum.
     (l) No Material Adverse Change. Except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, subsequent to the respective dates as of which information is given in the Preliminary Offering Memorandum and in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
     (m) Independent Accountants. Each of the accounting firms listed on Schedule C hereto, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Preliminary Offering Memorandum and in the Offering Memorandum are independent registered public accounting firms, in the case of UHY Mann Frankfort Stein & Lipp CPAs, LLP, and Gordon, Hughes and Banks, LLP, or an independent public accounting firm, in the case of Sibille (la firma argentina miembro de KPMG International, una cooperativa suiza) , or independent certified public accountants, in the case of the other firms listed on Schedule C hereto, within the meaning of Regulation S-X under the Securities Act and the Exchange Act.
     (n) Preparation of the Financial Statements. The historical financial statements, together with the related schedules and notes, included in the Preliminary Offering Memorandum and in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries or of DLS, Specialty Rental Tools Inc., W. T. Enterprises, Inc., Delta Rental Service, Inc. and Capcoil Tubing Services, Inc., as the case may be, as of and at the dates indicated and the consolidated results of their respective operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles, as applied in the United States, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical financial information set forth in the Preliminary Offering Memorandum and in the Offering Memorandum under the captions “Offering Memorandum Summary—Summary Historical and Pro Forma Consolidated Financial Information” and “Selected Historical Consolidated Financial Information” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Preliminary Offering Memorandum and in the Offering Memorandum. The pro forma consolidated condensed financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Offering Memorandum Summary—Summary Historical and Pro Forma Consolidated Financial Information,” “Unaudited Pro Forma As Adjusted Consolidated Financial Information” and elsewhere in the Preliminary Offering Memorandum and in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with the SEC’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (o) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated, formed or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has corporate, limited liability company or other organization power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform their respective obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Company only), the Securities, the Exchange Securities and the Indenture. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, limited liability company or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as disclosed in the Preliminary Offering Memorandum and in the Offering Memorandum, all of the issued and outstanding capital stock or membership interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through one or more subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule B hereto.
     (p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or equivalent organizational documents, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s and each Guarantor’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Company only) and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Preliminary Offering Memorandum and the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, by-laws or equivalent organizational documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or each Guarantor’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Company only) or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Preliminary Offering Memorandum and the Offering Memorandum (including, but not limited to, the

Acquisition), except such as have been obtained or made by the Company or the Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws or blue sky laws with respect to the Company’s or each Guarantor’s obligations under the Registration Rights Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (q) No Material Actions or Proceedings. Except as disclosed in the Preliminary Offering Memorandum and in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and each Guarantor’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where in any such case (A) it is reasonably expected that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and by the Preliminary Offering Memorandum and the Offering Memorandum in the “Use of Proceeds” section. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s and each of the Guarantor’s knowledge, is threatened or imminent which, if determined adversely to the Company would reasonably be expected to result in a Material Adverse Change.
     (r) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Preliminary Offering Memorandum and in the Offering Memorandum; and the expected expiration of any of such Intellectual Property Rights if not renewed or replaced would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.
     (s) All Necessary Permits, etc. Except as disclosed in the Preliminary Offering Memorandum and in the Offering Memorandum, the Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.
     (t) Title to Properties. Except as disclosed in the Preliminary Offering Memorandum and in the Offering Memorandum, the Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Preliminary Offering Memorandum and in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) such as do not materially and adversely affect the value of such property and (ii) such as do not materially interfere with the current or currently proposed use of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the current or currently proposed use of such real property, improvements, equipment or personal property by the Company or such subsidiary.
     (u) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except, in all cases, for any such tax, assessment, fine or penalty that the Company is contesting in good faith and except, in any case, in which the failure to so file or pay would not in the aggregate result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined, except where the failure to make such charges, accruals and reserves would not result in a Material Adverse Change.
     (v) Company and Guarantors Each Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom, as described in the Preliminary Offering Memorandum and in the Offering Memorandum, will be, an “investment company” within the meaning of the Investment Company Act, and the Company and each Guarantor intends to conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (w) Insurance. Except as disclosed in the Preliminary Offering Memorandum and in the Offering Memorandum, each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Except as disclosed in the Preliminary Offering Memorandum and in the Offering Memorandum, the Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.
     (x) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (y) Solvency. The Company and each Guarantor is, and immediately after the Closing Date, will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company and each Guarantor on a particular date, that on such date (i) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities); (ii) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become due and payable; (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they become due and payable; and (iv) it does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted, as set forth in the Preliminary Offering Memorandum and the Offering Memorandum.
     (z) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character necessary to be disclosed in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading.
     (aa) Company’s Accounting System. Except as disclosed in the Preliminary Offering Memorandum and Offering Memorandum, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (bb) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s or any Guarantor’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
     (cc) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA, except for any such noncompliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” (as defined in ERISA Section 3(3)) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that could reasonably be expected to result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that could reasonably be expected to result in a Material Adverse Change. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, that has given or would give rise to any tax, penalty or other liability that could reasonably be expected to result in a Material Adverse Change.
     (dd) Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective as of the date of this Agreement.

     (ee) Disclosure Controls and Procedures. Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, (i) the Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) and (ii) the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations thereunder, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports. Without limiting the generality of the foregoing, as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, the Company’s disclosure controls and procedures are not effective to enable it to record, process, summarize, and report information required to be included in our SEC filings within the required time period, and to ensure that such information is accumulated and communicated to its management, including its Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.
     (ff) Payment of Dividends by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or any other subsidiary, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any other subsidiary any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Preliminary Offering Memorandum and the Offering Memorandum.
     (gg) Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Preliminary Offering Memorandum or Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.
     Any certificate signed by an officer of the Company and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company to the Initial Purchaser as to the matters set forth therein.
     SECTION 2. Purchase, Sale and Delivery of the Securities.
     (a) The Securities. The Company agrees to issue and sell to the Initial Purchaser all of the Notes upon the terms herein set forth. The Guarantors, jointly and severally, agree to issue to the Initial Purchaser all of the Guarantees of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchaser agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite its name in Schedule A, at a purchase price of 97.75% of the principal amount thereof plus interest from July 15, 2006, payable on the Closing Date.

     (b) The Closing Date. Delivery of and payment for the Securities shall be made at the offices of Shearman & Sterling LLP in New York or such other place as shall be agreed upon by the Company and the Initial Purchaser at 9:30 AM, New York City time, on August 14, 2006 or at such time on such later date as the Initial Purchaser and the Company shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Initial Purchaser may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchaser to recirculate to investors copies of an amended or supplemented Offering Memorandum.
     (c) Delivery of and Payment for the Securities. The Company shall deliver, or cause to be delivered, to or as directed by the Initial Purchaser for the accounts of the Initial Purchaser certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchaser may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchaser.
     (d) Initial Purchaser as Accredited Investors. The Initial Purchaser represents and warrants to, and agrees with, the Company that it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.
     SECTION 3. Additional Covenants. The Company and, as applicable, each of the Guarantors, jointly and severally, further covenant and agree with the Initial Purchaser as follows:
     (a) Initial Purchaser’s Review of Proposed Amendments and Supplements. Until the later of (x) the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers and (y) the Closing Date, prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Initial Purchaser for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchaser reasonably objects.
     (b) Amendments and Supplements to the Offering Memorandum. If, prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company agrees to prepare promptly (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchaser, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with applicable law.
     (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchaser, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.
     (d) Blue Sky Compliance. The Company and each Guarantor shall cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities, or blue sky, laws of those jurisdictions designated by the Initial Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, limited liability company or other entity. The Company will advise the Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.
     (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Offering Memorandum and the Offering Memorandum.
     (f) The Depositary. The Company will cooperate with the Initial Purchaser and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
     (g) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.
     (h) Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum and the Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum and the Offering Memorandum.

     (i) PORTALSM. The Company will use its commercially reasonable efforts to cause the Notes to be eligible for The PORTALSM Market of the National Association of Securities Dealers, Inc. (“The PORTALSM Market”).
     (j) Agreement Not to Offer or Sell Additional Securities. During the period of 90 days following the date of the Offering Memorandum, none of the Company or any Guarantor will, without the prior written consent of the Initial Purchaser (which consent may be withheld at the sole discretion of the Initial Purchaser), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any Guarantor substantially similar to the Securities or securities exchangeable for or convertible into debt securities of the Company or any Guarantor substantially similar to the Securities (other than as contemplated by this Agreement and to register the Exchange Securities).
     (k) Rating of Securities. The Company and the Guarantors shall take all commercially reasonable action necessary to enable Standard & Poor’s Rating Services, a division of The McGraw-Hill, Inc. Companies, and Moody’s Investor Services, Inc. to provide their respective credit ratings to the Securities at or prior to the time of their initial issuance.
     The Initial Purchaser, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
     SECTION 4. Payment of Expenses. The Company and the Guarantors, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Securities, (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchaser, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent registered public accounting firms or independent certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws and, if requested by the Initial Purchaser, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchaser of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with The PORTALSM Market, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the

Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, (ix) the transportation and other expenses incurred by or on behalf of the representatives of the Company in connection with presentations to prospective purchasers of the Securities, including, but not limited to, the cost of any chartered aircraft and (x) all other costs and expenses incident to the performance by the Company and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchaser shall pay its own expenses, including the fees and disbursements of its counsel.
     SECTION 5. Conditions of the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to (A) the accuracy in all material respects of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof that are not qualified by materiality as of the date hereof and as of the Closing Date as though then made, (B) to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof that are qualified by materiality as of the date hereof and as of the Closing Date as though then made, (C) the timely performance by the Company of its covenants and other obligations hereunder and (D) each of the following additional conditions:
     (a) Accountants’ Comfort Letters. On the date hereof, the Initial Purchaser shall have received from the accountants listed on Schedule C hereto, in respect of each entity set forth opposite such accountant’s name on Schedule C hereto, a letter from each such accountant, dated the date hereof addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum, and the specified date referred to therein for the carrying out of procedures shall be no more than three days prior to the date hereof.
     (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any Material Adverse Change; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.
     (c) Opinion of Counsel for the Company and the Guarantors. The Company shall have requested and caused the following legal opinions dated the Closing Date and addressed to the Initial Purchaser to be furnished to the Initial Purchaser:
     (i) an opinion of Andrews Kurth LLP, special counsel for the Company and the Guarantors, substantially to the effect set forth in Exhibit A-1; and

     (ii) an opinion of Liskow & Lewis, special Louisiana counsel for the Company and the Guarantors, substantially to the effect set forth in Exhibit A-2 hereto.
     (d) Opinion of Counsel for the Initial Purchaser. The Initial Purchaser shall have received from Shearman & Sterling LLP, counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchaser, with respect to the issuance and sale of the Securities, the Preliminary Offering Memorandum and the Offering Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling it to pass upon such matters.
     (e) Officers’ Certificate. On the Closing Date, the Initial Purchaser shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President and the Chief Financial Officer or Chief Accounting Officer of the Company dated as of the Closing Date, to the effect set forth in subsection (b) of this Section 5, and further to the effect that:
     (i) the representations and warranties of the Company and the Guarantors set forth in Section 1 of this Agreement that are not qualified by materiality are true and correct in all material respects as of the Time of Execution and are true and correct as of the Closing Date, and the representations and warranties and of the Company and the Guarantors that are qualified by materiality are true and correct as of the Time of Execution and are true and correct as of the Closing Date, in each case, with the same force and effect as though expressly made on and as of the Closing Date; and
     (ii) the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
     (f) Bring-down Comfort Letter. On the Closing Date, the Initial Purchaser shall have received from the accountants listed on Schedule C hereto, in respect of each entity set forth opposite such accountant’s name on Schedule C hereto, a letter dated such date, in form and substance satisfactory to the Initial Purchaser, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date and that their procedures shall extend to financial information in the Offering Memorandum not contained in the Preliminary Offering Memorandum.
     (g) PORTALSM Eligibility. At the Closing Date, the Notes shall have been designated for trading on The PORTALSM Market.
     (h) Registration Rights Agreement. The Company and each of the Guarantors shall have executed and delivered the Registration Rights Agreement and the Initial Purchaser shall have received executed counterparts thereof.

     (i) Consummation of the Acquisition. On the Closing Date, the Company shall have consummated the Acquisition in the manner described in the Preliminary Offering Memorandum and the Offering Memorandum.
     (j) Bank Credit Facility. On the Closing Date, the Company shall have entered into an amendment of the Bank Credit Facility in the manner described in the Preliminary Offering Memorandum and the Offering Memorandum.
     (k) Additional Documents. On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     SECTION 6. Reimbursement of Initial Purchaser’s Expenses. If this Agreement is terminated by the Initial Purchaser pursuant to Section 5, or if the sale to the Initial Purchaser of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Initial Purchaser upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchaser in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     SECTION 7. Offer, Sale and Resale Procedures. The Initial Purchaser, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:
     (a) Offers and sales of the Securities will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to (i) persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (ii) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.
     (b) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of

Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.
     (c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the legend set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Notice to Investors.”
     Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company or any Guarantor for any losses, damages or liabilities suffered or incurred by the Company or any Guarantor, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.
     SECTION 8. Indemnification.
     (a) Indemnification of the Initial Purchaser. Each of the Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and/or the Guarantors), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse the Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchaser) as such expenses are reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company or the Guarantors may otherwise have.
     (b) Indemnification of the Company, the Guarantors and their respective Directors and Officers. The Initial Purchaser agrees to indemnify and hold harmless the Company, the Guarantors and each of their respective directors, officers and employees and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Guarantors or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) (i) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or (ii) arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein; and to reimburse the Company, the Guarantors or any such director, officer, employee or controlling person for any legal and other expenses reasonably incurred by the Company, the Guarantors or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each Guarantor hereby acknowledges that the only information that the Initial Purchaser has furnished to the Company expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are (i) the name of the Initial Purchaser as set forth on the front and back covers of the Preliminary Offering Memorandum and the Offering Memorandum and as further set forth in the table in the first paragraph under the caption “Plan of Distribution,” (ii) the statements set forth in the fourth and fifth sentences of the paragraph under the caption “Risk Factors — If an active trading market does not develop for these notes you may not be able to resell them,” and (iii) the statements set forth in the first sentence of the third paragraph, the fourth sentence of the tenth paragraph and the eleventh, twelfth and thirteenth paragraphs, concerning stabilization by the Initial Purchaser, under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum; and the Initial Purchaser confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchaser may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, which such approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
     SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company or the Guarantors, and the total discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.
     The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the discount received by the Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer and employee of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director, officer and employee of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or any Guarantor.
     SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchaser by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the SEC or by the American Stock Exchange, or trading in securities generally on the American Stock Exchange, the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the SEC or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchaser is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Preliminary Offering Memorandum and the Offering Memorandum or to enforce contracts for the sale of securities; (v) in the reasonable judgment of the Initial Purchaser there shall have occurred any Material Adverse Change; or (vi) the Company or any Guarantor shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchaser would reasonably be expected to result in a Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to the Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchaser pursuant to Sections 4 and 6 hereof, (ii) the Initial Purchaser to the Company or any Guarantor or (iii) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company or the Guarantors or any of its or their respective partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
     SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Initial Purchaser:
RBC Capital Markets Corporation
1211 Avenue of the Americas, 32nd Floor
New York, NY 10036
Facsimile: (212) 703-2295
Attention: High Yield Capital Markets
with a copy (which shall not constitute notice) to:
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022

Facsimile: (212) 848-7179
Attention: Bruce Czachor, Esq.
If to the Company, the Guarantors or the Guarantors:
Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, TX 77056
Facsimile: (713) 369-0555
Attention: Theodore F. Pound III, Esq.
with a copy (which shall not constitute notice) to:
Andrews Kurth LLP
600 Travis, Suite 400
Houston, TX 77002
Facsimile: (713) 238-7135
Attention: Robert V. Jewell, Esq.
     Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 12.
     SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchaser or Initial Purchasers, and to the benefit of the employees, officers, directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from the Initial Purchaser merely by reason of such purchase.
     SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 16. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     SECTION 17. New York Contacts. The Initial Purchaser hereby acknowledges and agrees that its chief executive office or an office from which it has conducted a substantial part of the negotiations relating to the transactions contemplated by this Agreement is located in the State of New York.
     SECTION 18. No Fiduciary Duty. The Company and each Guarantor hereby acknowledges that the Initial Purchaser is acting solely as an initial purchaser in connection with the purchase and sale of the Securities. The Company further acknowledges that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to the Company or any Guarantor, their management, stockholders, creditors or any other person in connection with any activity that the Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to the Company or any Guarantor, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and each Guarantor hereby confirms its understanding and agreement to that effect. The Company, each Guarantor and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Initial Purchaser to the Company or any Guarantor regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company or any Guarantor. The Company and each Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or any Guarantor may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or any Guarantor in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

COMPANY:

ALLIS-CHALMERS ENERGY INC.

By:	/s/ David Wilde

Name: David Wilde Title: President and Chief Operating Officer

GUARANTORS:

ALLIS-CHALMERS GP, LLC

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

ALLIS-CHALMERS LP, LLC

By:	/s/ Jeffrey R. Freedman

Name: Jeffrey R. Freedman Title: Vice President and Secretary

ALLIS-CHALMERS MANAGEMENT, LP

By: Allis-Chalmers GP, LLC

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

ALLIS-CHALMERS PRODUCTION SERVICES, INC.

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

ALLIS-CHALMERS RENTAL TOOLS, INC.

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

ALLIS-CHALMERS TUBULAR SERVICES, INC.

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

AIRCOMP L.L.C.

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

MOUNTAIN COMPRESSED AIR, INC.

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

OILQUIP RENTALS, INC.

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

ROGERS OIL TOOL SERVICES, INC.

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

STRATA DIRECTIONAL TECHNOLOGY, INC.

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

TARGET ENERGY INC.

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III Title: Vice President and Secretary

     The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Nicholas Daifotis

Name: Nicholas Daifotis Title: Managing Director

SCHEDULE A

Aggregate
Principal
Amount of
Securities to be
Initial Purchaser	Purchased
RBC Capital Markets Corporation	$95,000,000

Total	$95,000,000

Schedule A-1

SCHEDULE B
Allis-Chalmers GP, LLC
Allis-Chalmers LP, LLC
Allis-Chalmers Management, LP
Allis-Chalmers Production Services, Inc.
Allis-Chalmers Rental Tools, Inc.
Allis-Chalmers Tubular Services, Inc.
Aircomp L.L.C.
Mountain Compressed Air, Inc.
OilQuip Rentals, Inc.
Rogers Oil Tool Services, Inc.
Strata Directional Technology, Inc.
Target Energy Inc.

Schedule B-1

SCHEDULE C

Name of Accountants	Name of Entity
UHY Mann Frankfort Stein & Lipp CPAs, LLP	Allis-Chalmers Energy Inc.
Specialty Rental Tools, Inc.
Gordon, Hughes and Banks, LLP	Allis-Chalmers Energy Inc.
Accounting & Consulting Group, LLP	W. T. Enterprises, Inc.
Wright, Moore, Dehart, Dupuis & Hutchinson, LLC	Delta Rental Service, Inc.
Curtis Blakely & Co., PC	Capcoil Tubing Services, Inc.
Sibille (la firma argentina miembro de KPMG International, una cooperativa suiza.)	DLS Drilling, Logistics & Services Corporation

Schedule C-1

EXHIBIT A-1
Opinion of Andrews Kurth LLP

Exhibit A-1-1

EXHIBIT A-2
Opinion of Liskow & Lewis

Exhibit A-2-1

ANNEX I
     Resale Pursuant to Regulation S. The Initial Purchaser understands that:
     The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.
     The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”
     The Initial Purchaser agrees that (i) the Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged in any directed selling efforts within the meaning of Regulation S with respect to the Securities, (ii) the Securities offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions and (iii) the sale of Securities offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

Annex I-1